UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2004

LIQUIDMETAL TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-31332	20-0121262
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

25800 Commercentre Dr., Suite 100
Lake Forest, CA 92630
(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (949) 206-8000

Signature
EXHIBIT INDEX
Ex-10.1 Amended Securities Purchase Agreement
Ex-10.2 Form of 6% Senior Convertible Note
Ex-10.3 Registration Rights Agreement
Ex-10.4 Common Stock Purchase Warrant
Ex-10.5 Factory Mortgage Agreement
Ex-10.6 Securities Purchase Agreement
Ex-10.7 Form of 6% Senior Convertible Note
Ex-10.8 Registration Rights Agreement
Ex-10.9 Form of Common Stock Purchase Warrant
Ex-10.10 Form of Placement Agent Purchase Warrant
EX-10.11 Security Agreement

LIQUIDMETAL TECHNOLOGIES, INC.

FORM 8-K

Item 5.   Other Events and Regulation FD Disclosure.

As previously reported, on March 1, 2004, Liquidmetal Technologies, Inc. (the “Company”) closed a private placement of approximately $10 million of 6.0% senior convertible notes due 2007 (the “Notes”) to investor groups based in the U.S. and South Korea (the “Investors”). The Notes are convertible at any time into Company common stock at a conversion price of $3.00 per share. Copies of the Notes, together with the other definitive agreements relating to this private placement transaction (collectively, the “Investment Documents”), are filed as exhibits to this Current Report on Form 8-K.

Under the terms of the Investment Documents, the Company is required to timely file all required reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to file a registration statement covering the resale of the common stock into which the Notes are convertible. Because of the previously disclosed resignation of Deloitte & Touche LLP as the Company’s independent auditor and the inability of the Company to complete its audit for the 2003 fiscal year on a timely basis, the Company has been unable to timely file its reports under the Exchange Act and has been unable to file the required registration statement within the time period required by the Investment Documents. As a result, the Company is currently in default under the Notes, which under the terms and provisions of the Notes entitles the Investors to accelerate the maturity date and demand, at any time during the continuation of the default, that the Notes be paid in full. The Company and the Investors are currently negotiating certain modifications to the Notes and the Investment Documents, although there can be no assurance that such modifications will be successfully completed and that the Investors’ remedies will not be exercised. It is currently expected that the modifications to the Notes, if consummated, will result in a decrease in the Note conversion price, a shortened maturity date for some of the Notes, a redemption of some of the Notes (with some redemptions already having occurred prior to the date of this report), an extension of some of the warrants issued in connection with the Notes, and a waiver by the Investors of the above-described default. The Company expects to make further disclosures upon the completion of these negotiations.

Item 7.   Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

LIQUIDMETAL TECHNOLOGIES, INC.

	By:	/s/ John Kang John Kang Chairman, President, and Chief Executive Officer

Date: July 1, 2004

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EXHIBIT INDEX

Exhibit Number		Description
10.1	—	Amended and Restated Securities Purchase Agreement, dated March 1, 2004, among Liquidmetal Technologies, Inc., Michigan Venture Capital Co., Ltd., and the investors identified as “Purchasers” therein.
10.2	—	Form of 6% Senior Convertible Note issued under Amended and Restated Securities Purchase Agreement
10.3	—	Registration Rights Agreement, dated March 1, 2004, among Liquidmetal Technologies, Inc. and the purchasers under Amended and Restated Securities Purchase Agreement.
10.4	—	Common Stock Purchase Warrant, dated March 1, 2004, granted by Liquidmetal Technologies, Inc. to Michigan Venture Capital Co., Ltd.
10.5	—	Factory Mortgage Agreement, dated March 1, 2004, among Liquidmetal Korea Co., Ltd., Michigan Venture Capital Co., Ltd., and the other parties identified therein.
10.6	—	Securities Purchase Agreement, dated March 1, 2004, among Liquidmetal Technologies, Inc. and the investors identified as “Purchasers” therein.
10.7	—	Form of 6% Senior Convertible Note issued under Securities Purchase Agreement.
10.8	—	Registration Rights Agreement, dated March 1, 2004, among Liquidmetal Technologies, Inc. and the purchasers under Securities Purchase Agreement.
10.9	—	Form of Common Stock Purchase Warrant granted to purchasers under Securities Purchase Agreement.
10.10	—	Form of Placement Agent Common Stock Purchase Warrant, dated March 1, 2004.
10.11	—	Security Agreement, dated March 1, 2004, between Liquidmetal Technologies, Inc. and Middlbury Capital LLC, as agent.

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